Exhibit 99.2

NXT Bancorporation, Inc.

SPECIAL MEETING OF SHAREHOLDERS
September 21, 2021 at 4:00 p.m. Central Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of NXT Bancorporation, Inc. (“NXT”) hereby appoints Roger A. Baker and Nathan D. Koch, or any of them, as proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote all such shares of NXT as to which the undersigned is entitled to vote at the Special Meeting of Shareholders of NXT and at all adjournments thereof, to be held at the Cedar Rapids Country Club, located at 550 27th Street Drive SE, Cedar Rapids, Iowa 52403 on September 21, 2021 at 4:00 p.m. Central Time (the “special meeting”) in accordance with the following instructions.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTIONS ARE MADE BUT THIS PROXY CARD IS SIGNED, THE SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS PRESENTED FOR WHICH NO DIRECTION IS MADE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

1.	Approval of the Agreement and Plan of Merger, dated as of June 7, 2021 (the “merger agreement”), by and among HBT Financial, Inc. (“HBT”), HB-NXT Merger, Inc. (“MergerCo”) and NXT, and the transactions contemplated thereby (the “merger proposal”), including the merger of NXT with and into MergerCo, with NXT as the surviving corporation and wholly-owned subsidiary of HBT.

☐  FOR                      ☐ AGAINST                ☐ ABSTAIN

2.	Approval of one or more adjournments of the special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal.

☐  FOR                      ☐   AGAINST                ☐  ABSTAIN

3.	Transaction of such other business as may properly come before the special meeting and any adjournments or postponements thereof.

Date: ________________
Signature of Shareholder
Name:	Title:
(See instruction 2)
Date: ________________
Signature of Shareholder (Joint Owner(s))
Name:	Title:
(See instruction 2)

Instructions:

(1)	Please mark, sign and date your proxy as soon as possible and return it in the postage-paid envelope we have provided or return a copy by email to Nathan D. Koch at NKoch@nxtbank.net. Your proxy must be received by September 17, 2021 in order for your shares to be voted by proxy at the special meeting.

(2)	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Total Shares